UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015
MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

MVP REIT, Inc., (“MVP”) through its wholly owned entity MVP KC Cherry Lot, LLC, a Nevada limited liability company, announced that it has closed on the purchase of a parking lot for approximately $515,000 in cash.

The parking lot is located at 1109 Cherry Street, Kansas City, Missouri (the “lot”).   The parking lot consists of approximately 26,304 square feet and has approximately 84 parking spaces.  The parking lot is zoned UR.

The parking lot will be leased by SP Plus Corporation (“SP Plus”), a national parking operator.  SP Plus will pay an annual lease payment of $66,000 and will pay all regular occurring maintenance expenses associated with the parking garage other than property taxes.  In addition, the lease provides revenue participation with MVP receiving 60% of gross receipts over $125,000. The term of the lease is 5 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2015

MVP REIT, INC.

By: __/s/ Tracee Gress_______________

Tracee Gress
Chief Financial Officer